UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            July 25, 2005

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

Item 2.02  Results of Operations and Financial Condition

On July 26, 2005, InFocus Corporation issued a press release announcing a net loss of $19.6 million, or $0.49 per share, on revenues of $135.8 million for its second quarter ended June 30, 2005.  As part of the release, the company announced it has self disclosed infractions of U.S. export law to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) related to shipments into several restricted countries by one of its foreign subsidiaries over the last few years and recorded a charge for the second quarter of 2005 in its statement of operations.  A copy of the press release is attached as Exhibit 99.1.

We provide in the press release certain non-GAAP financial measures, including pro forma net loss and pro forma net loss per share.  As used herein, “GAAP” refers to accounting principles generally accepted in the United States.  These non-GAAP financial measures exclude restructuring and other non-recurring charges from the directly comparable GAAP measures. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.  We believe the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of our business, excluding certain non-recurring and non-cash items that would normally be included in the most directly comparable GAAP financial measure.  Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Item 8.01  Other Events

On July 25, 2005, InFocus Corporation issued a press release announcing it has acquired the assets of The University Network (“TUN”), a leading provider of on campus narrowcasting solutions.  The transaction brings to InFocus a display footprint and network operating in over 75 major U.S. universities.  A copy of the press release is attached as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished herewith and this list is intended to constitute the exhibit index:

99.1               Press release dated July 26, 2005 announcing InFocus Corporation’s results for the second quarter of 2005.

99.2               Press release dated July 25, 2005 announcing InFocus Corporation’s acquisition of assets of The University Network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2005	INFOCUS CORPORATION

	By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/Michael D. Yonker
Michael D. Yonker
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)